Exhibit 99.3

BOH HOLDINGS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEET

MARCH 31, 2014

March 31, 2014
(Dollars in Thousands)
ASSETS
Cash and noninterest-bearing due from bank deposits	$119,061
Interest-bearing deposits in banks	24,020

Total Cash and Cash Equivalents	143,081

Securities held to maturity	8,199
Securities available for sale	72,613
Other investments	6,809
Loans	785,754
Less allowance for possible credit losses	(5,471)

Loans, net	780,283

Bank owned life insurance	17,518
Premises and equipment, net	7,126
Real estate acquired by foreclosure, net	1,063
Accrued interest receivable	2,151
Prepaid and other assets	1,823

Total Assets	$1,040,666

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits:
Noninterest-bearing	$301,332
Interest-bearing	505,646

Total Deposits	806,978
Other borrowings	130,000
Accrued interest payable	174
Other liabilities	2,818

Total Liabilities	939,970

Stockholders’ Equity
Preferred stock series C	23,938
Preferred stock series D	1,107
Common stock	38,317
Capital surplus	11,848
Retained earnings	24,966
Accumulated other comprehensive income	520

Total Stockholders’ Equity	100,696

Total Liabilities and Stockholders’ Equity	$1,040,666

See accompanying notes to the unaudited consolidated interim financial statements.

BOH HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2014

Three Months Ended March 31, 2014
(Dollars in Thousands)
INTEREST INCOME
Interest and fees on loans	$9,463
Investment securities	494
Federal funds sold and other	27

Total Interest Income	9,984

INTEREST EXPENSE
Deposits	503
Repurchase agreements and other borrowings	123

Total Interest Expense	626

NET INTEREST INCOME	9,358
PROVISION FOR POSSIBLE CREDIT LOSSES	182

NET INTEREST INCOME AFTER PROVISION FOR POSSIBLE CREDIT LOSSES	9,176

NONINTEREST INCOME
Service charges and other	399
Bank owned life insurance	132

Total Noninterest Income	531

NONINTEREST EXPENSE
Salaries and employee benefits	3,804
Net occupancy and equipment expense	637
Loss on sale of other real estate owned and expenses	19
Professional and director fees	129
Data processing costs	269
Deposit account transaction and correspondent bank fees	183
Regulatory fees	151
Office expenses	63
Other	824

Total Noninterest Expense	6,079

NET INCOME BEFORE INCOME TAX EXPENSE	3,628
INCOME TAX EXPENSE	1,177

CONSOLIDATED NET INCOME	$2,451

See accompanying notes to the unaudited consolidated interim financial statements.

BOH HOLDINGS, INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2014

(In Thousands)
Consolidated Net Income	$2,451

Other Comprehensive Income:
Securities available for sale:
Net unrealized holding gains arising during the period	817
Reclassification adjustment for beginning of year net unrealized gain included in income	3

Change in related deferred income tax	(279)

Total Other Comprehensive Income	541

Total Comprehensive Income	$2,992

See accompanying notes to unaudited consolidated interim financial statements.

BOH HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2014

	Preferred Stock	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive (Loss)/Income	Total
	(In Thousands)
Balance—December 31, 2013	$24,949	$36,604	$13,377	$22,575	$(21)	$97,484
Issuance of Series D Preferred Stock (112,042 shares)	96	—	17	—	—	113
Common Stock Options Exercised (342,540 shares)	—	1,713	(1,622)	—	—	91
Stock-based Compensation on Series D Preferred Stock	—	—	33	—	—	33
Stock-based Compensation Expense on Common Stock	—	—	43	—	—	43
Consolidated Net Income	—	—	—	2,451	—	2,451
Change in Unrealized Gain on Securities (Net of Deferred Income Tax of $(279))	—	—	—	—	541	541
Dividends Paid on Preferred Stock, Series C	—	—	—	(60)	—	(60)

Balance—March 31, 2014	$25,045	$38,317	$11,848	$24,966	$520	$100,696

See accompanying notes to unaudited consolidated interim financial statements.

BOH HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2014

Three Months Ended March 31, 2014
(Dollars in Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income	$2,451

Adjustments to reconcile net income to net cash provided by operating activities:
Provision for possible credit losses	182
Depreciation and amortization expense	249
Amortization and accretion of premiums and discounts on investment securities, net	150
Increase in cash surrender value of Bank owned life insurance	(132)
Stock-based compensation expense	93
Change in operating assets and liabilities:
Accrued interest receivable and prepaid and other assets	754
Accrued interest payable and other liabilities	756

Total adjustments	2,052

Net cash provided by operating activities	4,503

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from paydowns on held to maturity securities	187
Proceeds from sales, paydowns and maturities of available for sale securities	302,910
Purchases of available for sale securities	(300,000)
Net increase in loans	(45,962)
Proceeds from sales of other real estate	271
Purchases of premises and equipment, net	(33)
Purchase of other investments	(1,515)

Net cash used by investing activities	(44,142)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net decrease in noninterest-bearing deposits	(5,691)
Net increase in interest-bearing deposits	8,458
Increase in other borrowings	110,000
Proceeds from issuance of Preferred Stock, Series D	96
Dividends paid on Preferred Stock, Series C	(60)
Proceeds from exercise of stock options, net	91

Net cash provided by financing activities	112,894

NET INCREASE IN CASH AND CASH EQUIVALENTS	73,255
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	69,826

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$143,081

See accompanying notes to the unaudited consolidated interim financial statements.

BOH HOLDINGS, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2014

NOTE A	BASIS OF PRESENTATION

Bank of Houston (the Bank) is a wholly owned subsidiary of BOH Holdings, Inc. (the Company). The Bank is a state banking association that commenced its operations on March 24, 2005. The Bank operates five banking facilities in Houston, Texas and one banking facility in Kingwood, Texas. The Bank’s primary source of revenue is from investing funds received from depositors and from providing loan and other banking services to its customers. The Bank operates under a state charter and is subject to regulation by the Texas Department of Banking and the Federal Deposit Insurance Corporation. BOH Holdings, Inc. is subject to regulation by the Federal Reserve Bank.

BOH Realty, LLC (the LLC), is a wholly owned subsidiary of the Company. The LLC commenced operations on June 29, 2011. The LLC’s primary purpose is to hold and market properties held in its real estate owned portfolio.

General Asset Holdings, LLC (GAH) is a wholly owned subsidiary of the Company and was formed on August 22, 2011 to hold non-local bank real estate owned. GAH has no assets or liabilities at March 31, 2014.

The accompanying unaudited consolidated financial statements include accounts of the Company, the LLC, and the Bank. All significant intercompany transactions and accounts have been eliminated in consolidation.

The unaudited consolidated interim financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information. In the opinion of management, the accompanying unaudited interim financial statements reflect all adjustments necessary to present fairly, and in accordance with generally accepted accounting principles in the United States of America, the Bank’s financial position, results of operations and cash flows, and the changes in stockholders’ equity.

These unaudited consolidated interim financial statements and notes should be read in conjunction with the unaudited consolidated financial statements and accompanying notes included for the year ended December 31, 2013. The results of operations for the three months ended March 31, 2014 are not necessarily indicative of future results that may be expected for a full-year period or any interim period.

Subsequent Events - The Company has evaluated subsequent events through June 9, 2014, the date the unaudited consolidated financial statements were available to be included in Form 8-K/A of Independent Bank Group, Inc. as filed with the Securities and Exchange Commission. No subsequent events occurred, other than that described below, which require adjustment to or disclosure in the unaudited consolidated financial statements at March 31, 2014.

On November 21, 2013, the Company entered into a definitive agreement with Independent Bank Group, Inc. (IBG) to sell the Company, and its subsidiary Bank of Houston, for an expected combination of cash and stock purchase price totaling approximately $170 million. The transaction was approved by the regulators and the Boards of Directors of both companies and was closed on April 15, 2014. As a result, and just prior to closing the transaction, the Company recorded approximately $7.9 million in merger related expenses the most significant of which were attributable to investment banking fees, salary and compensation payments, and data processing contract cancellation fees.

BOH HOLDINGS, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2014

NOTE A	BASIS OF PRESENTATION (CONTINUED)

Statements of Cash Flows - For purposes of reporting cash flows, cash and cash equivalents include cash and amounts due from banks. Supplemental disclosure of cash flow information is as follows:

(In Thousands)
Cash paid during the three month ended March 31, 2014 for:
Interest	$623

Income taxes	$500

NOTE B	SECURITIES

Securities have been classified according to management’s intent. The amortized cost and estimated fair values of securities at March 31, 2014 follows:

		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
	(In Thousands)
Held to Maturity:
U.S. Government Agency:
Mortgage-backed securities	$8,199	$154	$(110)	$8,243

Available for Sale:
U.S. Government Agency:
Debt securities	$8,507	$31	$(417)	$8,121
Mortgage-backed securities	26,840	361	(456)	26,745
Municipal securities	36,478	1,374	(105)	37,747

	$71,825	$1,766	$(978)	$72,613

There were no securities sold during the three months ended March 31, 2014.

BOH HOLDINGS, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2014

NOTE B	SECURITIES (CONTINUED)

Other-than-temporary impairment

For securities in an unrealized loss position, the following table shows gross unrealized losses and fair value by length of time that individual securities have been in a continuous unrealized loss position. At March 31, 2014, the Company had seven securities in an unrealized loss position which were greater than 12 months in duration. At March 31, 2014, the Company had twenty-four securities in an unrealized loss position for less than 12 months in duration.

	Less Than Twelve Months		Over Twelve Months
	Gross	Estimated	Gross	Estimated
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
March 31, 2014	(In Thousands)
Held to Maturity
U.S. Government Agency:
Mortgage-backed securities	$(110)	$3,858	$—	$—

Available for Sale:
U.S. Government Agency:
Debt securities	$—	$—	$(417)	$7,284
Mortgage-backed securities	(1)	1,304	(455)	7,902
Municipal securities	(96)	9,131	(9)	1,870

Total Available for Sale	$(97)	$10,435	$(881)	$17,056

Management has the ability and the intent to hold the securities classified as held to maturity that are in an unrealized loss position until they mature. Management does not have the intent to sell any of the securities classified as available for sale that are in an unrealized loss position and believes that it is more likely than not that the Company will not have to sell any of these securities before a recovery of cost. The unrealized losses are attributable primarily to changes in market interest rates relative to those available when the securities were acquired. The fair value of these securities is expected to recover as the securities reach their maturity or re-pricing date, or if market rates for such investments decline. Management does not believe that any of the securities are impaired due to reasons of credit quality. Accordingly, as of March 31, 2014, management believes the impairments for securities in an unrealized loss position are temporary and no impairment loss has been realized in the Company’s unaudited consolidated statement of income for the three months ended March 31, 2014.

BOH HOLDINGS, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2014

NOTE C	LOANS

Loans by portfolio segment at March 31, 2014 are summarized as follows:

	Balance	Percent
	(In Thousands)
Commercial & industrial	$205,657	26.14%
Commercial real estate	449,229	57.10%
Residential real estate	116,698	14.83%
Consumer	12,108	1.54%
Other	3,000	0.39%

	786,692	100.00%

Less deferred loan fees, net	(938)
Less allowance for possible credit losses	(5,471)

Loans, net	$780,283

NOTE D	NONPERFORMING LOANS

The following is an analysis of the recorded investment of loans past due, segregated by loan class, as of March 31, 2014:

		30 - 89 days	90 days or
		past due	more past
	Current and	and still	due and still
	accruing	accruing	accruing	Nonaccrual	Total loans
	(In Thousands)
Commercial & industrial	$205,075	$—	$309	$273	$205,657
Commercial real estate mortgage	318,859	—	—	—	318,859
Construction & land development	130,119	251	—	—	130,370
1-4 family residential	99,561	—	—	—	99,561
Multi-family residential	17,137	—	—	—	17,137
Consumer	12,099	9	—	—	12,108
Other loans	3,000	—	—	—	3,000

Total	$785,850	$260	$309	$273	$786,692

For the three months ended March 31, 2014, the Company recorded no interest income on non-accrual loans that was not reversed when the loan was placed on nonaccrual. Interest income that would have been earned under the original terms of the nonaccrual loans was $10 thousand for the three months ended March 31, 2014.

The Company has no loans restructured at March 31, 2014.

BOH HOLDINGS, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2014

NOTE E	ALLOWANCE FOR POSSIBLE CREDIT LOSSES

For purposes of determining the allowance for possible credit losses, the Company segments certain loans in its portfolio by product type. Each class of loan requires significant judgment to determine the estimation method that fits the credit risk characteristics of its portfolio segment. To facilitate the assessment of risk, management reviews reports related to loan production, loan quality, concentrations of credit, loan delinquencies, and nonperforming and potential problem loans. The Company utilizes an independent third party loan review service to review the credit risk assigned to loans on a periodic basis and the results are presented to management for review.

An analysis of activity in the allowance for possible credit losses, by portfolio segment, for the three months ended March 31, 2014 are as follows:

	Balance at				Balance at
	the beginning				end of
	of period	Provisions	Charge-offs	Recoveries	period
	(In Thousands)
Commercial & industrial	$1,616	$—	$—	$—	$1,616
Commercial real estate	3,326	—	—	—	3,326
Residential real estate	438	—	—	—	438
Consumer	90	182	(182)	1	91
Other	—	—	—	—	—

Total	$5,470	$182	$(182)	$1	$5,471

The following table presents risk grades and classified loans by loan class at March 31, 2014. Pass loans include risk grades 1 through 3. Classified loans include risk grades 4, 5, 6, and 7. The Company had no loans classified grades 6 or 7 at March 31, 2014.

	Pass	Grade 4	Grade 5	Total loans
	(In Thousands)
Commercial & industrial	$204,886	$529	$242	$205,657
Commercial real estate mortgage	308,286	184	10,389	318,859
Construction & land development	129,044	1,326	—	130,370
1-4 family residential	99,355	—	206	99,561
Multi-family residential	17,137	—	—	17,137
Consumer loans	12,108	—	—	12,108
Other loans	3,000	—	—	3,000

Total	$773,816	$2,039	$10,837	$786,692

BOH HOLDINGS, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2014

NOTE E	ALLOWANCE FOR POSSIBLE CREDIT LOSSES (CONTINUED)

The Company’s loans and allowance for credit losses as of March 31, 2014 by loan class and disaggregated on the basis of the Company’s impairment methodology is as follows:

				Allowance
				related to
	Loans	Loans		loans
	individually	collectively		individually
	evaluated for	evaluated for		evaluated for
	impairment	impairment	Total loans	impairment
	(In Thousands)
Commercial & industrial	$1,813	$203,844	$205,657	$191
Commercial real estate mortgage	10,593	308,266	318,859	502
Construction & land development	1,326	129,044	130,370	—
1-4 family residential	207	99,354	99,561	—
Multi-family residential	—	17,137	17,137	—
Consumer loans	—	12,108	12,108	—
Other loans	—	3,000	3,000	—

Total Loans	$13,939	$772,753	$786,692	$693

The following table reflects the unpaid principal balances for impaired loans, segregated by loan class, with the associated allowance amount as of March 31, 2014.

	Impaired loan	Impaired loan
	balance without	balance with an	Related
	an allowance	allowance	Allowance
	(In Thousands)
Commercial & industrial	$5	$238	$191
Commercial real estate mortgage	8,358	2,151	502
1-4 family residential	208	—	—

Total	$8,571	$2,389	$693

For the three months ended March 31, 2014, the Company’s average impaired loans were $13.2 million. The Company has no commitment to loan additional funds to borrowers whose loans have been classified as impaired.

BOH HOLDINGS, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2014

NOTE F	OTHER REAL ESTATE OWNED

An analysis of activity in other real estate owned for the three months ended March 31, 2014 is as follows:

(In Thousands)
Balance at beginning of period	$1,334
Sales	(271)

Balance, end of period	$1,063

NOTE G	INCOME TAXES

The components of the provision for federal income tax expense for the three months ended March 31, 2014 are as follows:

(In Thousands)
Current	$1,400
Deferred	(223)

Federal income tax expense	$1,177

The provision for federal income tax expense at the statutory rate of 34% for the three months ended March 31, 2014 differs from the income tax expense recorded for financial reporting purposes as follows:

(In Thousands)
Tax expense calculated at statutory rate	$1,234
Increase (Decrease) resulting from:
Tax exempt interest and income on life insurance	(44)
Other	(13)

Income tax expense	$1,177

BOH HOLDINGS, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2014

NOTE H	EARNINGS PER SHARE

Basic earnings per share is computed based on dividing net income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share include the dilutive effect of additional potential common shares issuable under stock options and warrants. The following tables reflect basic and diluted earnings per share for the three months ended March 31, 2014:

(Dollars and Weighted
Average Shares in
Thousands, Except Per
Share Data)
Basic earnings per share:
Net income available to common shareholders	$2,451
Weighted average number of common shares outstanding during the period	7,539

Basic earnings per share	$0.33

Diluted earnings per share:
Net income available to common shareholders	$2,451

Total weighted average number of common shares outstanding during the period	7,539
Add dilutive options and warrants	197

Total weighted average diluted shares outstanding	7,736

Diluted earnings per share	$0.32

NOTE I	STOCK OPTIONS AND WARRANTS

Below is a table that sets forth pertinent information regarding stock options and warrants for the three months ended March 31, 2014.

	March 31, 2014
	Number of	Weighted
	Shares	Average
	Underlying	Exercise
	Options/Warrants	Prices
Outstanding at beginning of period	711,712	$7.29
Granted	—	$—
Exercised	(430,872)	$5.78
Forfeited	(18)	$6.36

Outstanding at end of period	280,822	$9.59

Exercisable at end of period	49,741	$6.36

BOH HOLDINGS, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2014

NOTE J	REGULATORY MATTERS

At February 11, 2013, the most recent notification date from the regulators, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To remain categorized as well capitalized, the Bank will have to maintain minimum total risk-based, Tier I risk-based, and Tier I leverage capital ratios as disclosed in the following table. There are no conditions or events since the most recent notification that management believes have changed the Bank’s prompt corrective action category.

					To Be Well Capitalized
			For Capital		Under Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
March 31, 2014	(In Thousands)
Total Capital to Risk-Weighted Assets
BOH Holdings, Inc.	$105,646	12.6%	$66,856	8.0%	N/A
Bank of Houston	$94,820	11.4%	$66,787	8.0%	$83,484	10.0%
Tier I Capital to Risk-Weighted Assets
BOH Holdings, Inc.	$100,175	12.0%	$33,428	4.0%	N/A
Bank of Houston	$89,349	10.7%	$33,393	4.0%	$50,090	6.0%
Leverage Ratio
BOH Holdings, Inc.	$100,175	10.2%	$39,115	4.0%	N/A
Bank of Houston	$89,349	9.2%	$39,068	4.0%	$48,835	5.0%

NOTE K	FAIR VALUE DISCLOSURES

The fair value of an asset or liability is the price that would be received to sell that asset or paid to transfer that liability in an orderly transaction occurring in the principal market (or most advantageous market in the absence of a principal market) for such asset or liability. In estimating fair value, the Company utilized valuation techniques that are consistent with the market approach, the income approach, and/or the cost approach. Such valuation techniques are consistently applied. Inputs to valuation techniques include the assumptions that market participants would use in pricing an asset or liability.

Fair Value Hierarchy

ASC Topic 820, Fair Value Measurements and Disclosures, specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques are observable or unobservable. These inputs are summarized in the three broad levels listed below.

Level 1 - Level 1 inputs are based upon quoted prices in active markets for identical assets and liabilities. The Company had no assets or liabilities measured using Level 1 inputs at March 31, 2014.

Level 2 - Level 2 inputs are based upon other significant observable inputs (including quoted prices in active or inactive markets for similar assets or liabilities), or other inputs that are observable or can be corroborated by observable market data for substantially the full term of a financial instrument. The fair values for the Company’s U.S. Government agency bonds, mortgage-backed securities and municipal securities classified as available for sale, impaired loans, and real estate owned were measured using Level 2 inputs at March 31, 2014.

BOH HOLDINGS, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2014

NOTE K	FAIR VALUE DISCLOSURES (CONTINUED)

Level 3 - Level 3 inputs are based upon unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 measurements are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. The Company had no assets or liabilities measured using Level 3 inputs at March 31, 2014.

During the three months ended March 31, 2014, there were no transfers of assets or liabilities within the levels of the fair value hierarchy.

The Company’s valuation methodologies may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. While management believes the Company’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

Financial Instruments Recorded at Fair Value

Recurring – Financial assets measured at fair value on a recurring basis as of March 31, 2014 consisted of the Company’s securities available for sale as reflected on the consolidated balance sheet.

Non-recurring - Certain financial assets are measured at fair value on a non-recurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). At March 31, 2014, the Company held no financial instruments measured at fair value on a non-recurring basis with Level 1 or Level 3 valuation inputs. The fair value of impaired loans disclosed in Note E was measured on a non-recurring basis using Level 2 inputs.

Non-Financial Assets and Non-Financial Liabilities Recorded at Fair Value

The Company has no non-financial assets or non-financial liabilities measured at fair value on a recurring basis. The Company has certain non-financial assets that are measured at fair value on a non-recurring basis to include foreclosed assets (upon initial recognition or subsequent impairment).

The fair value of the Company’s foreclosed assets, upon initial recognition, is estimated using Level 2 inputs, based upon observable market input data. Foreclosed assets measured at fair value upon initial recognition and subsequent re-measurement are described in Note F.

Fair Value Disclosure for all Financial Instruments

The Company is required to disclose the fair value of all financial instruments, including those financial assets and financial liabilities not recorded at fair value in its consolidated balance sheet, for which it is practicable to estimate fair value. Following is a table that summarizes the estimated fair market values of all financial instruments of the Company at March 31, 2014, followed by methods and assumptions that were used by the Company in estimating the fair value.

BOH HOLDINGS, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2014

NOTE K	FAIR VALUE DISCLOSURES (CONTINUED)

The estimated fair values of financial instruments at March 31, 2014 are as follows:

		Estimated
	Carrying	Fair
	Amount	Values
	(In Thousands)
Financial Assets
Cash and cash equivalents	$143,081	$143,081
Securities held to maturity	8,199	8,243
Securities available for sale	72,613	72,613
Other securities	6,809	6,809
Loans, net	780,283	779,041
Bank owned life insurance	17,518	17,518

Total Financial Assets	$1,028,503	$1,027,305

Financial Liabilities
Non-interest bearing deposits	$301,332	$301,332
Interest bearing deposits	505,646	505,832
Other borrowings	130,000	130,748

Total Financial Liabilities	$936,978	$937,912

The estimated fair value amounts of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company would realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The fair values of all financial instruments have been determined as follows:

Cash and cash equivalents - For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

Securities available for sale and securities held to maturity - For securities, fair value is determined using Level 2 inputs as previously described.

Other securities and Bank owned life insurance - For these securities, the carrying amount is a reasonable estimate of fair value.

BOH HOLDINGS, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2014

NOTE K	FAIR VALUE DISCLOSURES (CONTINUED)

Loans - Fair values of loans are estimated for segregated groupings of loans with similar financial characteristics. Loans are segregated by segment such as real estate, commercial and industrial, consumer, and other loans. Each of these categories is further subdivided into fixed and adjustable rate loans and performing and non-performing loans. The fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the various types of loans. Impaired loans are valued using Level 2 inputs as previously described.

Deposit liabilities - The fair values for non-interest bearing deposits are reported at a value equal to the amount payable on demand at the reporting date. Fair values for interest bearing deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on deposits to a schedule of aggregated expected monthly maturities.

Other borrowings - For these advances, the carrying amount is a reasonable estimate of fair value for the short term advances. The estimated fair value of long term advances is determined using current estimated market rates for similar term borrowings.